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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 19, 2002

                              AGRILINK FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)

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

                 Delaware                              333-70143                          16-0845824
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
(State or other jurisdiction of incorporation) (Commission File Number)        (IRS Employer Identification Number)


                90 Linden Oaks, Rochester, New York                          14625
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              (Address of Principal Executive Offices)                     (Zip Code)
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        Registrant's Telephone Number Including Area Code: (585) 383-1850

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Item 1. Changes in Control of Registrant.

         The Change in Control (the "Transaction")

         On August 19, 2002 (the "Closing Date"), pursuant to the terms of the Unit Purchase Agreement dated as of June 20, 2002 (the "Unit Purchase Agreement"), by and among Pro-Fac Cooperative, Inc., a New York agricultural cooperative ("Pro-Fac"), Agrilink Foods, Inc., at the time a New York corporation and a wholly-owned subsidiary of Pro-Fac ("Agrilink Foods") and Vestar/Agrilink Holdings LLC, a Delaware limited liability company ("Vestar/Agrilink Holdings"):

          (i) Pro-Fac contributed to the capital of Agrilink Holdings LLC, a Delaware limited liability company ("Holdings LLC"), all of the shares of Agrilink Foods' common stock owned by Pro-Fac, constituting 100% of the issued and outstanding shares of Agrilink Foods' capital stock, in consideration for Class B common units of Holdings LLC, representing a 40.72% common equity ownership; and

         (ii) Vestar/Agrilink Holdings and certain co-investors (collectively, "Vestar") contributed cash in the aggregate amount of $175.0 million to the capital of Holdings LLC, in consideration for preferred units, Class A common units, and warrants which were immediately exercised to acquire additional Class A common units. After exercising the warrants, Vestar owns 56.24% of the common equity of Holdings LLC. The co-investors are either under common control with, or have delivered an unconditional voting proxy to, Vestar/Agrilink Holdings. The transactions contemplated in and consummated pursuant to the Unit Purchase Agreement, are referred to herein collectively as the "Transaction".

         In addition, as part of the Transaction, certain amounts owed by Pro-Fac to Agrilink Foods were forgiven. Also, immediately following the closing of the Transaction, Agrilink Foods changed its corporate domicile to Delaware by means of a reincorporation merger.

         Also, as part of the Transaction, executive officers of Agrilink Foods, and certain other members of Agrilink Foods' management, entered into subscription agreements with Holdings LLC to acquire with a combination of cash and promissory notes an aggregate of approximately $1.3 million of Class C common units and Class D common units of Holdings LLC, representing approximately 3.04% of the common equity ownership. As of the Closing Date, an additional approximately $0.5 million of Class C common units and Class D common units, representing less than 1% of the common equity ownership, remained unissued. The foregoing individuals are also parties to the Securityholders Agreement and the Limited Liability Company Agreement discussed below. Attached to this Report as Exhibit 99.1, which is incorporated herein by reference, is the Unit Purchase Agreement.

         Immediately following Pro-Fac's contribution of its shares of Agrilink Foods' common stock to Holdings LLC, Holdings LLC contributed those shares to Agrilink Holdings Inc. ("Holdings Inc."), a Delaware corporation and a direct, wholly-owned subsidiary of Holdings LLC, and Agrilink Foods became an indirect, wholly-owned subsidiary of Holdings LLC. As a result of the Transaction, Pro-Fac owns 40.72% and Vestar owns 56.24% of the common equity securities of Holdings LLC. The Class A common units entitle the owner thereof - Vestar - to two votes for each Class A common unit held. All other Holdings LLC common units entitle the holder(s) thereof to one vote for each common unit held. Accordingly, Vestar has a voting majority of all common units.

         Also in connection with the Transaction, Agrilink Foods and certain of its subsidiaries entered into a senior secured credit facility (the "Senior Credit Facility") in the amount of $470 million with a syndicate of banks and other lenders arranged and managed by JPMorgan Chase Bank ("JPMorgan Chase Bank"), as administrative and collateral agent. The Senior Credit Facility is comprised of (i) a $200 million senior secured revolving credit facility (the "Revolving Credit Facility") and (ii) a $270 million senior secured B term loan (the "Term Loan Facility", and together with the Revolving Credit Facility, the "Credit Facilities"). Up to $20.0 million of the Revolving Credit Facility will be available in the form of a swingline facility (with $100,000 minimum borrowings thereunder) and up to $40.0 million of the Revolving Credit Facility will be available in the form of letters of credit. The proceeds of the Term Loan Facility and borrowings under the Revolving Credit Facility, together with Vestar's $175.0 million investment, were used to repay and



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terminate Agrilink Foods' indebtedness under its existing senior credit facilities with Harris Trust and Savings Bank and the lenders thereunder, to consummate the Transaction, and to pay related fees and expenses incurred in the Transaction. The Transaction allowed for an immediate reduction in the debt of Agrilink Foods of approximately $140.0 million. Additionally, in order to facilitate the Transaction, Agrilink Foods sought and obtained the consent of the holders of its outstanding 11 7/8% Senior Subordinated Notes due 2008 to amend or waive certain provisions in the indenture governing the notes.

         In connection with the Transaction, certain of the parties to the Transaction entered into several agreements effective as of the Closing Date, including the following:

                  (i) Limited Liability Company Agreement of Agrilink Holdings LLC. Pro-Fac, Vestar and Holdings LLC, together with others, are parties to a limited liability company agreement dated August 19, 2002 (the "Limited Liability Company Agreement") that contains terms and conditions relating to the management of Holdings LLC and its subsidiaries (including Agrilink Foods), the distribution of profits and losses and the rights and limitations of members of Holdings LLC. Attached to this Report as Exhibit 99.7, which is incorporated herein by reference, is the Limited Liability Company Agreement.

                  (ii) Securityholders Agreement. Holdings LLC, Pro-Fac and Vestar, together with others, entered into a securityholders agreement dated August 19, 2002 (the "Securityholders Agreement") containing terms and conditions relating to the transfer of membership interests in and the management of Holdings LLC. Among other things, the Securityholders Agreement includes a voting agreement pursuant to which the holders of common units agree to vote their common units and to take any other action necessary to cause the authorized number of members or directors for each of the respective management committees or boards of directors of Holdings LLC, Holdings Inc. and Agrilink Foods to be set at nine and to elect or cause to be elected to the respective management committees or boards of directors of Holdings LLC, Holdings Inc. and Agrilink Foods, five members/directors designated by Vestar, two members/directors designated by Pro-Fac, one member/director who shall be the chief executive officer of Agrilink Foods and one member/director designated by Vestar who shall be independent of Holdings LLC, its subsidiaries' management (including Agrilink Foods) and Vestar. Attached to this Report as Exhibit 99.6, which is incorporated herein by reference, is the Securityholders Agreement.

                  (iii) Management Agreement. Agrilink Foods, Holdings Inc. and Vestar Capital Partners entered into a management agreement dated as of August 19, 2002 (the "Management Agreement") pursuant to which Vestar Capital Partners, an investment firm and the manager of Vestar Capital Partners IV, L.P., a Delaware limited partnership and the sole member of Vestar/Agrilink Holdings ("Vestar Capital Partners"), will provide advisory and consulting services to Holdings Inc. and Agrilink Foods. In consideration for such services, Holdings Inc. and Agrilink Foods will, jointly and severally, pay Vestar Capital Partners an annual management fee equal to the greater of $1.0 million and 0.7% of Agrilink Foods' earnings, before interest, tax, depreciation and amortization. In addition, on the Closing Date, Agrilink Foods and Holdings LLC, jointly paid to Vestar Capital Partners a transaction fee equal to $8.0 million plus all of the out-of-pocket expenses incurred by Vestar Capital Partners in connection with the Transaction. Attached to this Report as Exhibit 99.8, which is incorporated herein by reference, is the Management Agreement.

         In connection with the Transaction, Agrilink Foods and Pro-Fac entered into several agreements effective as of the Closing Date, including the following:

                  (i) Termination Agreement. Pro-Fac and Agrilink Foods entered into a letter agreement dated as of the Closing Date (the "Termination Agreement"), pursuant to which, among other things, the existing marketing and facilitation agreement between Pro-Fac and Agrilink Foods (the "Existing Marketing and Facilitation Agreement") has been terminated and, in consideration of such termination, Agrilink Foods will pay Pro-Fac a termination fee of $10.0 million per year for five years, provided that certain ongoing conditions are met, including maintaining grower membership levels sufficient to generate certain minimum crop supply. Attached hereto as Exhibit 99.2, which is incorporated herein by reference, is the Termination Agreement.



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                  (ii) Amended and Restated Marketing and Facilitation
Agreement. Pro-Fac and Agrilink Foods entered into an amended and restated marketing and facilitation agreement dated as of the Closing Date (the "Amended and Restated Marketing and Facilitation Agreement"). The Amended and Restated Marketing and Facilitation Agreement supersedes and replaces the Existing Marketing and Facilitation Agreement and provides that, among other things, Pro-Fac will be Agrilink Foods' preferred supplier of crops. Agrilink Foods will continue to pay Pro-Fac the Commercial Market Value ("CMV") of crops supplied by Pro-Fac, in installments corresponding to the dates of payment by Pro-Fac to its members for crops delivered. The processes for determining CMV under the Amended and Restated Marketing and Facilitation Agreement are substantially the same as the processes used under the Existing Marketing and Facilitation Agreement. Agrilink Foods will make payments to Pro-Fac of an estimated CMV for a particular crop year, subject to adjustments to reflect the actual CMV following the end of such year. Commodity committees will meet with Agrilink Foods management to establish CMV guidelines, review calculations, and report to a joint CMV committee. Unlike the Existing Marketing and Facilitation Agreement, the Amended and Restated Marketing and Facilitation Agreement does not permit Agrilink Foods to offset its losses from products supplied by Pro-Fac or require it to share with Pro-Fac its profits and it does not require Pro-Fac to reinvest in Agrilink Foods any part of Pro-Fac's patronage income.

                  The Amended and Restated Marketing and Facilitation Agreement provides that Agrilink Foods will continue to provide to Pro-Fac services relating to planning, consulting, sourcing and harvesting crops from Pro-Fac members in a manner consistent with past practices. In addition, for a period of five years from the Closing Date, Agrilink Foods will provide Pro-Fac with services related to the expansion of the market for the agricultural products of Pro-Fac members (at no cost to Pro-Fac other than reimbursement of Agrilink Foods' incremental and out-of-pocket expenses related to providing such services as agreed to by Pro-Fac and Agrilink Foods).

                  The Amended and Restated Marketing and Facilitation Agreement may be terminated by Agrilink Foods in connection with certain change in control transactions affecting Agrilink Foods or Holdings Inc.; provided, however, that in the event that any such change in control occurs during the first three years after the Closing Date, Agrilink Foods must pay to Pro-Fac a termination fee of $20.0 million (less the total amount of any shortfall payments previously paid to Pro-Fac under the Amended and Restated Marketing and Facilitation Agreement). Also, if, during the first three years after the Closing Date, Agrilink Foods sells one or more portions of its business, and if the purchaser does not continue to purchase the crops previously purchased by Agrilink Foods with respect to the transferred business, then such failure will be taken into consideration when determining if Agrilink Foods is required to make any shortfall payments to Pro-Fac. After such three-year period, Agrilink Foods may sell portions of its business and the volumes of crop purchases previously made by Agrilink Foods with respect to such transferred business will be disregarded for purposes of determining shortfall payments. Attached hereto as Exhibit 99.3, which is incorporated herein by reference, is the Amended and Restated Marketing and Facilitation Agreement.

                  (iii) Transitional Services Agreement. Pro-Fac and Agrilink Foods entered into a transitional services agreement (the "Transitional Services Agreement") dated as of the Closing Date, pursuant to which Agrilink Foods will provide Pro-Fac certain administrative and other services for a period of 24 months from the Closing Date. Agrilink Foods will generally provide such services at no charge to Pro-Fac, other than reimbursement of the incremental and out-of-pocket costs associated with performing those services for Pro-Fac. Also pursuant to the Transitional Services Agreement, the general manager of Pro-Fac may also be an employee of Agrilink Foods, in which case he will report to the chief executive officer of Agrilink Foods with respect to his duties for Agrilink Foods, and to the Pro-Fac board of directors with respect to duties performed by him for Pro-Fac. All other individuals performing services under the Transitional Services Agreement will report only to the chief executive officer (or other representative) of Agrilink Foods. Attached hereto as Exhibit 99.4, which is incorporated herein by reference, is the Transitional Services Agreement.

                  (iv) Credit Agreement. Agrilink Foods and Pro-Fac have entered into a Credit Agreement, dated August 19, 2002 (the "Credit Agreement"), pursuant to which Agrilink Foods has agreed to make available to Pro-Fac loans in an aggregate principal amount of up to $5.0 million (the "Credit Facility "). Pro-Fac is permitted to drawdown up to $1.0 million per year under the Credit Facility, unless Agrilink Foods is prohibited from making such advances under the terms of certain third party indebtedness of Agrilink Foods. The amount of the Credit Facility will be reduced, on a



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dollar-for-dollar basis, to the extent of certain distributions made by Holdings
LLC to Pro-Fac in respect of its ownership in Holdings LLC. Pro-Fac has delivered to Agrilink Foods a promissory note in the aggregate principal amount of $5.0 million and has pledged all of its Class B Common Units in Holdings LLC as security for advances under the Credit Facility. Attached hereto as Exhibit 99.5, which is incorporated herein by reference, is the Credit Agreement.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

     (a) Financial Statements of Business Acquired.

                  None

     (b) Pro-Forma Financial Information.

                  None

     (c) Exhibits

          99.1 Unit Purchase Agreement dated June 20, 2002 among, Pro-Fac Cooperative, Inc., Agrilink Foods and Vestar/Agrilink Holdings LLC (filed as Exhibit 2.1 to Agrilink Foods, Inc.'s Current Report on Form 8-K filed on June 21, 2002 and incorporated herein by reference).

          99.2 Termination Agreement dated August 19, 2002 (filed herewith).

          99.3 Amended and Restated Marketing and Facilitation Agreement dated August 19, 2002 between Pro-Fac Cooperative, and Agrilink Foods, Inc. (filed herewith).

          99.4 Transitional Services Agreement dated August 19, 2002 (filed herewith).

          99.5 Credit Agreement dated August 19, 2002 between Pro-Fac Cooperative, Inc., as borrower, and Agrilink Foods, Inc., as lender (filed herewith).

          99.6 Securityholders Agreement dated August 19, 2002 among Agrilink Holdings LLC, Pro-Fac Cooperative, Inc., Vestar/Agrilink Holdings LLC, and others (filed herewith).

          99.7 Limited Liability Company Agreement of Agrilink Holdings LLC dated August 19, 2002 among Agrilink Holdings LLC, Pro-Fac Cooperative, Inc., Vestar/Agrilink Holdings LLC, and others (filed herewith).

          99.8 Management Agreement dated August 19, 2002 among Agrilink Foods, Inc., Agrilink Holdings Inc. and Vestar Capital Partners (filed herewith).



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      AGRILINK FOODS, INC.



Date: September 3, 2002               By:   /s/ Earl L. Powers
                                            ----------------------------------
                                            Earl L. Powers,
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)




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                                INDEX TO EXHIBITS

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       Exhibit No.  Description
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
          99.1 Unit Purchase Agreement dated June 20, 2002 among, Pro-Fac Cooperative, Inc., Agrilink Foods and Vestar/Agrilink Holdings LLC (filed as Exhibit 2.1 to Agrilink Foods, Inc.'s Current Report on Form 8-K filed on June 21, 2002 and incorporated herein by reference).

          99.2 Termination Agreement dated August 19, 2002 (filed herewith).

          99.3 Amended and Restated Marketing and Facilitation Agreement dated August 19, 2002 between Pro-Fac Cooperative, and Agrilink Foods, Inc. (filed herewith).

          99.4 Transitional Services Agreement dated August 19, 2002 (filed herewith).

          99.5 Credit Agreement dated August 19, 2002 between Pro-Fac Cooperative, Inc., as borrower, and Agrilink Foods, Inc., as lender (filed herewith).

          99.6 Securityholders Agreement dated August 19, 2002 among Agrilink Holdings LLC, Pro-Fac Cooperative, Inc., Vestar/Agrilink Holdings LLC, and others (filed herewith).

          99.7 Limited Liability Company Agreement of Agrilink Holdings LLC dated August 19, 2002 among Agrilink Holdings LLC, Pro-Fac Cooperative, Inc., Vestar/Agrilink Holdings LLC, and others (filed herewith).

          99.8 Management Agreement dated August 19, 2002 among Agrilink Foods, Inc., Agrilink Holdings Inc. and Vestar Capital Partners (filed herewith).

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                          STATEMENT OF DIFFERENCES
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The section symbol shall be expressed as................................. 'SS'